                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 (the "'33 Act") and/or the Investment Company Act of 1940 with the Securities and Exchange Commission (each, a "Registrant"):

                                                            1933 Act       1940 Act
                                                           Reg. Number    Reg. Number
                                                           -----------   ------------
RiverSource Bond Series, Inc.                              2-72174          811-3178
RiverSource California Tax-Exempt Trust                    33-5103          811-4646
RiverSource Dimensions Series, Inc.                        2-28529          811-1629
RiverSource Diversified Income Series, Inc.                2-51586          811-2503
RiverSource Equity Series, Inc.                            2-13188          811-772
RiverSource Global Series, Inc.                            33-25824         811-5696
RiverSource Government Income Series, Inc.                 2-96512          811-4260
RiverSource Government Money Market Fund, Inc.             002-56805        811-02650
RiverSource High Yield Income Series, Inc.                 2-86637          811-3848
RiverSource Income Series, Inc.                            2-10700          811-499
RiverSource International Managers Series, Inc.            333-64010        811-10427
RiverSource International Series, Inc.                     2-92309          811-4075
RiverSource Investment Series, Inc.                        2-11328          811-54
RiverSource Large Cap Series, Inc.                         2-38355          811-2111
RiverSource Managers Series, Inc.                          333-57852        811-10321
RiverSource Market Advantage Series, Inc.                  33-30770         811-5897
RiverSource Money Market Series, Inc.                      2-54516          811-2591
RiverSource Sector Series, Inc.                            33-20872         811-5522
RiverSource Selected Series, Inc.                          2-93745          811-4132
RiverSource Series Trust                                   333-131683       811-21852
RiverSource Short Term Investments Series, Inc.            N/A              811-21914
RiverSource Special Tax-Exempt Series Trust                33-5102          811-4647
RiverSource Strategic Allocation Series, Inc.              2-93801          811-4133
RiverSource Strategy Series, Inc.                          2-89288          811-3956
RiverSource Tax-Exempt Series, Inc.                        2-57328          811-2686
RiverSource Tax-Exempt Income Series, Inc.                 2-63552          811-2901
RiverSource Variable Series Trust                          333-146374       811-22127
Seligman Capital Fund, Inc.                                002-33566        811-01886
Seligman Communications and Information Fund, Inc.         002-80168        811-03596
Seligman Frontier Fund, Inc.                               002-92487        811-04078
Seligman Global Fund Series, Inc.                          033-44186        811-06485
Seligman Growth Fund, Inc.                                 002-10836        811-00229
Seligman LaSalle Real Estate Fund Series, Inc.             333-105799       811-21365
Seligman Municipal Fund Series, Inc.                       002-86008        811-03828
Seligman Municipal Series Trust                            002-92569        811-04250
Seligman Portfolios, Inc.                                  033-15253        811-05221
Seligman TargetHorizon ETF Portfolios, Inc.                333-126647       811-21788
Seligman Value Fund Series, Inc.                           333-20621        811-08031

RiverSource LaSalle International Real Estate Fund, Inc.   333-141258       811-22031
Seligman Premium Technology Growth Fund, Inc.                               811-22328
Tri-Continental Corporation                                *                811-00266
(Common, Preferred, Warrants)

* Each time additional shares are registered for Tri-Continental Corporation, the Securities and Exchange Commission assigns a new '33 Act file number.

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards of Directors/Trustees of the Registrants who is not an interest person of the investment manager, and Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Tara W. Tilbury, and Joseph L. D'Alessandro, each individually, his or her true and lawful attorney-in-fact and agent (each an "Attorney-in-Fact") with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned's capacity as director/trustee of each Registrant, in the furtherance of the business and affairs of each Registrant:
(i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the "Acts") and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission ("SEC") in respect thereof, in connection with the filing and effectiveness of each Registrant's Registration Statement regarding the registration of each Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

     Dated the 6th day of April, 2010.


/s/ Kathleen A. Blatz
-------------------------------------
Kathleen A. Blatz


/s/ Arne H. Carlson
-------------------------------------
Arne H. Carlson


/s/ Pamela G. Carlton
-------------------------------------
Pamela G. Carlton


/s/ Patricia M. Flynn
-------------------------------------
Patricia M. Flynn


/s/ Anne P. Jones
-------------------------------------
Anne P. Jones


/s/ Jeffrey Laikind
-------------------------------------
Jeffrey Laikind


/s/ Stephen R. Lewis, Jr.
-------------------------------------
Stephen R. Lewis, Jr.


/s/ John F. Maher
-------------------------------------
John F. Maher


/s/ Catherine James Paglia
-------------------------------------
Catherine James Paglia


/s/ Leroy C. Richie
-------------------------------------
Leroy C. Richie


/s/ Alison Taunton-Rigby
-------------------------------------
Alison Taunton-Rigby


/s/ William F. Truscott
-------------------------------------
William F. Truscott